Exhibit 31.1

Certification of Chief Executive Officer
Pursuant to 15 U.S.C. Section 10A, as Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Robert S. Taubman, certify that:

1.    I have reviewed this annual report on Form 10-K/A of Taubman Centers, Inc.; and

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 29, 2020	/s/ Robert S. Taubman
Robert S. Taubman
Chairman of the Board of Directors, President, and Chief Executive Officer